Exhibit 99.1

Beachbody (BODi) Reports Second Quarter Financial Results

Net Income and Operating Income Reported for Fourth Consecutive Quarter

Net Income and Adjusted EBITDA Exceed High End of Guidance

Revenue Exceeds Mid-Point of Guidance

Eleventh Consecutive Quarter of Positive Adjusted EBITDA

El Segundo, Calif. (August 10, 2026) – The Beachbody Company, Inc. (NASDAQ: BODi) (“BODi” or the “Company”), the proactive wellness company delivering nutrition, supplements, and proven fitness programs that help people take control of their health inside and out, today announced financial results for its second quarter ended June 30, 2026.

“Q2 marks our fourth consecutive quarter of net income and operating income, further validating the strength of our transformed business model,” said Carl Daikeler, co-founder and BODi’s Chief Executive Officer. “We’re continuing to build out our omni-channel nutrition strategy, bringing iconic brands like P90X and Shakeology to retail while expanding our direct-to-consumer reach. With our broad range of nutritional supplements, we can acquire nutrition customers efficiently and seamlessly migrate them to our digital fitness platform, delivering the total solution that has always driven our best customer results.”

“Our second quarter results mark our eleventh consecutive quarter of positive Adjusted EBITDA and our fourth consecutive quarter of double-digit Adjusted EBITDA margins, a clear sign that the operational discipline we’ve built into this business is durable,” said Mark Goldston, BODi’s Executive Chairman. “With our high gross margins, a dramatically lowered breakeven point, and a strong balance sheet, we have the financial flexibility to fund our omni channel expansion and innovation pipeline while continuing to capitalize on significant growth opportunities. We were also pleased to announce that on August 3, 2026 we amended our credit agreement to a more flexible covenant structure, which reflects our lender's continued confidence in the long-term trajectory of our business.”

Second Quarter 2026 Results

•
Total revenue was $49.6 million compared to $63.9 million in the prior year period.
o
Digital revenue was $31.2 million compared to $39.7 million in the prior year period and digital subscriptions totaled 0.76 million in the second quarter.
o
Nutrition and Other revenue was $18.5 million compared to $24.2 million in the prior year period and nutritional subscriptions totaled 0.07 million in the second quarter.
o
Connected Fitness revenue was $0.0 million compared to $0.1 million in the prior year period as we ceased the sale of bike inventory in the first quarter of 2025.
•
Gross margin was 72.0% compared to 72.3% in the prior year period.
•
Total operating expenses were $34.1 million compared to $50.2 million in the prior year period, which included $2.5 million of restructuring related costs.
•
Operating income improved by $5.6 million to $1.7 million, the Company's fourth consecutive quarter of operating income, compared to an operating loss of $4.0 million in the prior year period.
•
Net income was $1.4 million, the Company's fourth consecutive quarter of net income, compared to a net loss of $5.9 million in the prior year period, which included $2.5 million of restructuring related costs.
•
Adjusted EBITDA1 was $6.7 million compared to $4.6 million in the prior year period.
•
Adjusted net income1 was $0.9 million compared to a loss of $2.8 million in the prior year period.
•
Cash used in operating activities for the six months ended June 30, 2026 was $4.3 million compared to cash provided by operating activities of $6.6 million in the prior year period, and cash used in investing activities was $1.4 million compared to cash used in investing activities of $2.5 million in the prior year period. Free cash flow1 was $(5.7) million compared to $4.1 million in the prior year period.

1Definitions of (1) Adjusted EBITDA, (2) adjusted net income (loss), (3) free cash flow and (4) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	Change v 2025	2026	2025	Change v 2025

Digital Subscriptions (in millions)	0.76	0.94	(19.1%)	0.76	0.94	(19.1%)
Nutritional Subscriptions (in millions)	0.07	0.07	0.0%	0.07	0.07	0.0%
Total Subscriptions (in millions)	0.83	1.01	(17.8%)	0.83	1.01	(17.8%)

Average Digital Retention	96.1%	96.7%	(60bps)	96.0%	96.8%	(80bps)
Total Streams (in millions)	15.2	18.0	(15.6%)	33.1	38.8	(14.8%)
DAU/MAU	31.9%	31.4%	50bps	32.5%	32.0%	50bps

Connected Fitness Units Delivered (in thousands)	—	—	—%	—	1.5	(100.0%)

Digital	$31.2	$39.7	(21.5%)	$64.7	$82.6	(21.7%)
Nutrition & Other	$18.5	$24.2	(23.7%)	$39.2	$52.8	(25.8%)
Connected Fitness	$—	$0.1	(100.0%)	$—	$0.9	(100.0%)
Revenue (in millions)	$49.6	$63.9	(22.4%)	$103.9	$136.3	(23.8%)
Net Income (loss) (in millions)	$1.4	($5.9)	NM	$3.7	($11.6)	NM
Adjusted Net Income (loss) (in millions)	$0.9	($2.8)	NM	$3.4	($7.9)	NM
Adjusted EBITDA (in millions)	$6.7	$4.6	45.7%	$14.6	$8.3	75.9%

NM: Not Meaningful

Outlook for The Third Quarter of 2026

	Outlook For Quarter Ending September 30, 2026
	Low	High
(in millions)
Revenue	$44	$48

Net Income (Loss)(1)	$(3)	$—
Adjusted Net Income (Loss)(1)	$(3)	$—

Adjustments:
Depreciation	$1	$1
Amortization of Content Assets	$2	$2
Interest Expense	$1	$1
Equity-Based Compensation	$2	$2
Total Adjustments	$6	$6

Adjusted EBITDA	$3	$6

(1)A reconciliation between the outlook of net income (loss) and the outlook for adjusted net income (loss) has not been provided given the inability to forecast certain reconciling items without unreasonable efforts. In particular the outlook for net income (loss) and adjusted net income (loss) does not include the change in fair value of warrant liabilities as that is significantly impacted by the

Exhibit 99.1

change in the Company's stock price which cannot be estimated and other potential reconciling items such as impairment of goodwill that are not normal, recurring operating activities that cannot be reasonably forecasted.

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Monday, August 10, 2026, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 461-5787 (U.S. & Canada) and provide the conference identification number: 309733825. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

BODi is the proactive wellness company delivering nutrition, supplements, and proven fitness programs that help people take control of their health inside and out. With nearly three decades of experience, BODi, formerly Beachbody, has evolved from a leader in home fitness into a comprehensive health and fitness ecosystem designed to help people achieve their goals and lead healthier, more fulfilling lives. Anchored by science-backed nutrition solutions like Shakeology and supported by its portfolio of proven fitness and habit-building programs, including P90X and INSANITY, BODi is creating a more accessible and effective path to long-term health. Since its inception, BODi has supported more than 30 million customers in achieving lasting results. The company continues to innovate across nutrition and digital fitness to deliver simple, proven solutions for modern lifestyles. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the third quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 10, 2026 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC's website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at June 30, 2026 and December 31, 2025, respectively)	$32,389	$39,017
Restricted short-term investments	4,250	4,250
Inventory	12,570	9,410
Prepaid expenses	4,995	6,823
Other current assets	3,202	4,338
Total current assets	57,406	63,838
Property and equipment, net	5,815	8,523
Content assets, net	5,452	6,292
Goodwill	65,166	65,166
Right-of-use assets, net	1,224	1,625
Other assets	1,446	1,591
Total assets	$136,509	$147,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,839	$5,304
Accrued expenses	13,091	18,408
Deferred revenue	48,785	56,866
Current portion of lease liabilities	796	1,036
Current portion of Term Loan	2,125	1,062
Other current liabilities	1,351	3,920
Total current liabilities	72,987	86,596
Term Loan	21,440	22,564
Long-term lease liabilities, net	511	738
Other liabilities	4,381	5,817
Total liabilities	99,319	115,715
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,554,406 and 4,450,721 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively;	1	1
Class C: no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	679,931	677,743
Accumulated deficit	(642,708)	(646,378)
Accumulated other comprehensive loss	(35)	(47)
Total stockholders’ equity	37,190	31,320
Total liabilities and stockholders’ equity	$136,509	$147,035

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenue:
Digital	$31,158	$39,693	$64,720	$82,604
Nutrition and other	18,455	24,172	39,177	52,825
Connected fitness	—	76	—	875
Total revenue	49,613	63,941	103,897	136,304
Cost of revenue:
Digital	4,030	4,893	8,260	11,104
Nutrition and other	9,837	11,740	20,892	25,191
Connected fitness	—	1,070	—	2,222
Total cost of revenue	13,867	17,703	29,152	38,517
Gross profit	35,746	46,238	74,745	97,787
Operating expenses:
Selling and marketing	15,634	25,528	34,393	56,498
Enterprise technology and development	9,884	10,611	19,291	23,207
General and administrative	8,560	11,571	16,279	23,228
Restructuring	—	2,492	—	2,492
Total operating expenses	34,078	50,202	69,963	105,425
Operating income (loss)	1,668	(3,964)	4,782	(7,638)
Other income (expense):
Loss on debt extinguishment	—	(2,166)	—	(2,166)
Change in fair value of warrant liabilities	519	1,558	328	869
Interest expense	(1,009)	(1,268)	(2,023)	(2,833)
Other income, net	324	41	733	266
Income (loss) before income taxes	1,502	(5,799)	3,820	(11,502)
Income tax provision	(118)	(101)	(150)	(146)
Net income (loss)	$1,384	$(5,900)	$3,670	$(11,648)

Net income (loss) per common share, basic (1)	$0.19	$(0.85)	$0.51	$(1.68)
Net income (loss) per common share, diluted (1)	$0.11	$(0.85)	$0.47	$(1.68)
Weighted-average common shares outstanding, basic	7,182	6,951	7,148	6,917
Weighted-average common shares outstanding, diluted	7,905	6,951	7,696	6,917

(1) In computing basic and diluted net income per common share, net income is reduced by the amount of undistributed net income allocated to participating securities other than common shares, as required under the two-class method. In computing the diluted net income per share, net income is adjusted for the change in fair value of warrant liabilities for warrants that are dilutive.

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$3,670	$(11,648)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	4,174	4,910
Amortization of content assets	2,669	5,018
Provision for inventory	829	559
Change in fair value of warrant liabilities	(328)	(869)
Equity-based compensation	2,403	3,741
Amortization of debt issuance costs	364	1,119
Paid-in-kind interest expense	—	218
Loss on debt extinguishment	—	2,166
Change in lease assets	400	523
Changes in operating assets and liabilities:
Inventory	(3,990)	4,340
Content assets	(1,829)	(1,290)
Prepaid expenses	1,828	4,348
Other assets	1,361	18,497
Accounts payable	1,531	(4,647)
Accrued expenses	(5,309)	(4,906)
Deferred revenue	(8,946)	(12,360)
Other liabilities	(3,109)	(3,139)
Net cash (used in) provided by operating activities	(4,282)	6,580
Cash flows from investing activities:
Purchase of property and equipment	(1,444)	(2,511)
Net cash used in investing activities	(1,444)	(2,511)
Cash flows from financing activities:
Proceeds from exercise of stock options	98	47
Debt borrowings	—	25,000
Debt repayments	—	(22,582)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	95	78
Tax withholding payments for vesting of restricted stock	(408)	(215)
Payment of debt issuance costs	(425)	(1,543)
Net cash (used in) provided by financing activities	(640)	785
Effect of exchange rates on cash, cash equivalents, and restricted cash	(262)	520
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,628)	5,374
Cash, cash equivalents and restricted cash, beginning of period	39,017	20,187
Cash, cash equivalents, and restricted cash, end of period	$32,389	$25,561
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,656	$900
Cash received during the year for US Federal income taxes	$—	$(324)
Cash paid during the year for Texas GMT income taxes	69	73
Cash (received) paid during the year for UK income taxes	(4)	16
Cash paid during the year for Canada income taxes	11	19
Cash paid during the year for income taxes from other jurisdictions	14	21
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$302	$481
Supplemental disclosure of noncash financing activities:
Debt issuance costs, accrued but not paid	—	238

Exhibit 99.1

The Beachbody Company, Inc.

Non GAAP Information

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net income (loss), the closest GAAP measure, for the periods indicated:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025

Net income (loss)	$1,384	$(5,900)	$3,670	$(11,648)
Adjusted for:
Loss on debt extinguishment (1)	—	2,166	—	2,166
Depreciation and amortization	1,946	2,022	4,174	4,910
Amortization of capitalized cloud computing implementation costs	347	38	384	75
Amortization of content assets	1,300	2,289	2,669	5,018
Interest expense	1,009	1,268	2,023	2,833
Income tax provision	118	101	150	146
Equity-based compensation (2)	1,285	2,015	2,403	3,741
Restructuring (3)	—	2,492	—	2,492
Change in fair value of warrant liabilities	(519)	(1,558)	(328)	(869)
Non-operating (4)	(219)	(301)	(535)	(519)
Adjusted EBITDA	$6,651	$4,632	$14,610	$8,345

1 The three and six months ended June 30, 2025 represents the loss related to the $17.3 million debt extinguishment that the Company made on May 13, 2025.

2 Includes benefits due to the modification of stock awards of approximately zero and $0.9 million for the three and six months ended June 30, 2025, respectively.

3 Includes post-Pivot restructuring expenses, primarily termination benefits, of $2.5 million for the three and six months ended June 30, 2025.

4 Primarily includes interest income.

Adjusted Net Income (Loss)

We use adjusted net income (loss), which is a non-GAAP performance measure, to supplement our results presented in accordance with GAAP. We believe adjusted net income (loss) is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in

Exhibit 99.1

analyzing operating performance and prospects. Adjusted net income (loss) is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate adjusted net income (loss) as net income (loss) adjusted for impairment of goodwill, restructuring costs, the change in fair value of warrant liabilities, and other items that are not normal, recurring operating activities necessary to operate the Company's business, and the tax impact of the adjustments as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted net income (loss) excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of impairment of goodwill and the change in fair value of warrant liabilities) or are not related to our underlying business performance (for example, in the case of restructuring costs).

The table below presents our adjusted net income (loss) reconciled to our net income (loss), the closest GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six months ended June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$1,384	$(5,900)	$3,670	$(11,648)
Adjusted for:
Loss on debt extinguishment (1)	—	2,166	—	2,166
Restructuring (2)	—	2,492	—	2,492
Change in fair value of warrant liabilities	(519)	(1,558)	(328)	(869)
Tax impact of adjustment (3)	20	(39)	13	(48)
Adjusted net income (loss)	$885	$(2,839)	$3,355	$(7,907)

(1) The three and six months ended June 30, 2025 represents the loss related to the $17.3 million debt extinguishment that the Company made on May 13, 2025.

(2) Includes post-Pivot restructuring expenses, primarily termination benefits, of $2.5 million for the three and six months ended June 30, 2025.

(3) Tax impact calculated using the annual effective tax rate.

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	June 30,	December 31,
(in thousands)	2026	2025

Cash and cash equivalents	$32,389	$39,017
Less:
Current portion of Term Loan	2,125	1,062
Term Loan	21,440	22,564
Net cash position	$8,824	$15,391

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures

Exhibit 99.1

reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Six months ended June 30,
(in thousands)	2026	2025

Net cash (used in) provided by operating activities	$(4,282)	$6,580
Less:
Cash used in the purchase of property and equipment	1,444	2,511
Free cash flow	$(5,726)	$4,069

Investor Relations

IR@BODi.com